Exhibit 10.17

AMENDMENT NO. 3

This AMENDMENT NO. 3 (the “Agreement”) dated as of December 22, 2008 (the “Effective Date”) is among Continental Resources, Inc., an Oklahoma corporation (“Borrower”), the Lenders (as defined below), and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender (as each such terms are defined below).

RECITALS

C. The Borrower is party to that certain Sixth Amended and Restated Credit Agreement dated as of April 12, 2006, as amended by the Amendment No. 1 dated as of April 17, 2007 and by the Commitment Increase Agreement and Amendment No. 2 dated as of January 23, 2008 (as so amended, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

D. The Borrower, the Lenders, the Issuing Lender and the Administrative Agent wish to, subject to the terms and conditions of this Agreement, make certain amendments to the Credit Agreements as provided herein.

THEREFORE, the Borrower, the Lenders, the Administrative Agent and the Issuing Lender hereby agree as follows:

Section 26. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings herein assigned. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 27. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 28. Amendments.

(p) Section 1.01 of the Credit Agreement is hereby amended by replacing the defined terms “Obligations” and “Swap Counterparty” found therein in their entirety with the following corresponding terms:

“Obligations” means (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts payable by any Obligor to any Lender Party under the Loan Documents (other than Hedge Contracts with Swap Counterparties), including the Letter of Credit Obligations and (b) all obligations of any Obligor owing to any Swap Counterparty under any Hedge Contract; provided that, (i) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Obligations only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Swap Counterparty shall be included as Obligations only to the extent such obligations arise from transactions under such individual Hedge Contracts (and not the Master Agreement between such parties) entered into at the time such Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder.

“Swap Counterparty” means any counterparty to a Hedge Contract with the Borrower or any Subsidiary; provided that such counterparty is a Lender or an Affiliate of a Lender on the date hereof or was, at the time such Hedge Contract was entered into, a Lender or an Affiliate of a Lender.

(q) Section 2.02(a) of the Credit Agreement is hereby amended by (i) replacing each reference to a rating of “BB” or “Ba2” found therein with a reference to a rating of “BB+” or “Ba1”, respectively, and (ii) adding the following sentence to the end of clause (iii) thereof:

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, the Borrower may not elect to convert to an Additional Covenant Period from a BB Period without the prior written consent of all the Lenders.

(r) Section 2.07(a) of the Credit Agreement is hereby amended by replacing clause (i) therein in its entirety with the following:

(i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) $70,000,000 and (B) the aggregate Availability;

(s) Section 8.07 of the Credit Agreement is hereby amended by adding the following two new sentences to the end thereof:

To the extent that the indemnity obligations provided in this Section 8.07 are for the benefit of the Administrative Agent as the named secured party under the Liens granted under the Security Instruments, each Lender hereby agrees that if such Lender ceases to be a Lender hereunder but Obligations owing to such Lender or an Affiliate of such Lender continue to be secured by such Liens, then such Lender shall continue to be bound by the provisions of this Section 8.07 until such time as such Obligations have been satisfied or terminated in full and subject to the terms of the last sentence of Section 9.06. In such event, in determining the pro rata shares under this Section 8.07, the Lenders shall include the aggregate amount (giving effect to any netting agreements) that would be owing to such Swap Counterparty if such Hedge Contracts were terminated at the time of determination.

(t) Section 8.09 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 8.09 Collateral Matters.

(a) Administrative Agent is authorized on behalf of the Lender Parties and the Swap Counterparties (collectively, the “Secured Parties”), without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Instruments which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Instruments. Administrative Agent is further authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action (other than enforcement actions requiring the consent of, or request by, the Required Lenders as set forth in Section 7.02 or Section 7.03 above) in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable law. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (a).

(b) Each Secured Party irrevocably authorizes Administrative Agent to release any Lien granted to or held by the Administrative Agent upon any Collateral: (i) upon termination of the Commitments, termination or expiration of all Letters of Credit, termination of all Hedge Contracts with Swap Counterparties that are secured by the Liens on the Collateral (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made; provided that, unless a Swap Counterparty notifies the Administrative Agent in writing at least 2 Business Days after receiving written notice from the Administrative Agent of the expected termination of the Commitments that such arrangements have not been made, then solely for purposes of this clause (b), it shall be deemed that such satisfactory arrangements have been made), and payment in full of all Obligations (other than Obligations arising under Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to the Swap Counterparty and the Borrower have been made; provided that, unless a Swap Counterparty notifies the Administrative Agent in writing at least 2 Business Days after receiving written notice from the Administrative Agent of the expected termination of the Commitments that such arrangements have not been made, then solely for purposes of this clause (b), it shall be deemed that such satisfactory arrangements have been made); (ii) constituting Property sold or to be sold or otherwise disposed of as part of or in connection with any Disposition permitted under this Agreement or the other Loan Documents; (iii) constituting Property in which the Borrower or any Restricted Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the Borrower or any Restricted Subsidiary under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Restricted Subsidiary to be, renewed or extended; (v) as required under Section 2.02(e); or (vi) if approved, authorized or ratified in writing by the applicable Required Lenders or all the Lenders, as the case may be, as required by Section 9.01. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.08. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (b).

(c) Notwithstanding anything contained in any of the Loan Documents to the contrary, the Borrower, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Instruments may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

(u) Schedule I – Applicable Margins / Pricing Grid attached to the Credit Agreement is hereby replaced in its entirety with Schedule I – Applicable Margins / Pricing Grid attached to this Agreement.

Section 29. Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 30. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty Agreement), as such Obligations may have been amended by this Amendment. Each Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors under the Guaranty Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 31. Conditions to Effectiveness. This Agreement and the increase in the Borrowing Base provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Required Lenders.

(b) The Administrative Agent shall have received executed original counterparts of a commitment increase agreement from Lenders (such Lenders being the “Affected Lenders”) evidencing an increase in the aggregate Commitments of at least $90,000,000.

(c) No Default shall have occurred and be continuing as of the Effective Date.

(d) The representations and warranties in this Agreement shall be true and correct in all material respects.

(e) The Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 9.03(a) of the Credit Agreement.

Section 32. Acknowledgments and Agreements.

(v) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(w) The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(x) Each of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(y) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(z) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 33. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 34. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 35. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 36. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 37. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED effective as of the date first above written.

BORROWER:	CONTINENTAL RESOURCES, INC.

	By:	/s/ JOHN HART
	Name:	John Hart
	Title:	CFO

ADMINISTRATIVE AGENT/ ISSUING LENDER/LENDER:	UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent, Issuing Lender and a Lender

	By:	/s/ WHITNEY RANDOLPH
	Name:	Whitney Randolph
	Title:	Vice President

GUARANTY BANK, FSB

By:	/s/ JAMES A. MORGAN
Name:	James A. Morgan
Title:	Assistant Vice President

FORTIS CAPITAL CORP.

By:	/s/ CASEY LOWARY
Name:	Casey Lowary
Title:	Director

By:	/s/ ILENE FOWLER
Name:	Ilene Fowler
Title:	Director

THE ROYAL BANK OF SCOTLAND plc

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ BRUCE E. HERNANDEZ
Name:	Bruce E. Hernandez
Title:	Vice President

BANK OF SCOTLAND, a Scottish Banking Corporation acting through its New York Branch

By:	/s/ JULIA R. FRANKLIN
Name:	Julia R. Franklin
Title:	Assistant Vice President

NATIXIS

By:	/s/ LIANA TCHERNYSHEVE
Name:	Liana Tchernysheva
Title:	Director

By:	/s/ LOUIS P. LAVILLE, III
Name:	Louis P. Laville, III
Title:	Manaaging Director

STERLING BANK

By:
Name:
Title:

CAPITAL ONE, N.A.

By:	/s/ ERIC BROUSSARD
Name:	Eric Broussard
Title:	Senior Vice President

TEXAS CAPITAL BANK, N.A.

By:	/s/ JOHN E. DAVIS
Name:	John E. Davis
Title:	Senior Vice President

For Purposes of Section 5 Only.

GUARANTOR:

BANNER PIPELINE COMPANY LLC

By:	/s/ JOHN HART
Name:	John Hart
Title:	CFO

SCHEDULE I

Applicable Margins

PRICING GRID

Utilization Level		Eurodollar Rate Advances	Reference Rate Advances	Letter of Credit Fee	Commitment Fee
Level I	Equal to or greater than 90%	2.50%	0.00%	2.50%	0.375%

Level II	Less than 90% but equal to or greater than 75%	2.25%	0.00%	2.25%	0.300%

Level III	Less than 75% but equal to or greater than 50%	2.00%	0.00%	2.00%	0.250%

Level IV	Less than 50%	1.75%	0.00%	1.75%	0.250%